Exhibit 10.48

FORM OF STOCK OPTION AWARD AGREEMENT UNDER THE DIRECTORS’

NON-QUALIFIED STOCK OPTION PLAN

BOYD GAMING CORPORATION

DIRECTORS’ NON-QUALIFIED STOCK OPTION AGREEMENT

GRANT NUMBER

This agreement (the “Agreement”) is made as of Date the “Grant Date”), between BOYD GAMING CORPORATION, a Nevada corporation (the “Company”) and Name of Grantee (“Optionee”).

WITNESSETH

WHEREAS, the Company has adopted the Boyd Gaming Corporation Directors’ Non-Qualified Stock Option Plan (the “Plan”), which Plan is incorporated in this Agreement by reference and made a part of it;

WHEREAS, the Company desires to provide additional incentives and rewards for Optionee’s work as a director of the Company; and

WHEREAS, the Company has determined that it would be to the advantage and in the interest of the Company and its stockholders to grant the options provided for in the Agreement to Optionee for that purpose.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

1. Option Grant and Price. Subject to obtaining approval of the Plan by the Company’s stockholders, the Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set forth, up to an aggregate of 1,000 shares of the Common Stock, $0.01 par value, of the Company (the “Stock”). The purchase price of the Stock subject to this option shall be Price per share (“Option Price”).

2. Option Period. This option shall be exercisable only during the Option Period, and during such Option Period, the exercisability of the option shall be subject to the limitations of paragraph 3 and the vesting provisions of paragraph 4. The Option Period shall commence on the Grant Date and, except as provided in paragraph 3, shall terminate ten years from the Grant Date (the “Termination Date”).

3. Limits on Option Period. The Option Period may end before the Termination Date, as follows:

(a) If Optionee ceases to be a director on the Company’s Board of Directors (the “Board”) for any reason other than disability (within the meaning of subparagraph (c) below) or death during the Option Period, the Option Period shall terminate three months after the date Optionee ceases to be a director or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date Optionee ceases to be a director.

(b) If Optionee dies while in the employ of the Company or any of its Affiliates, the Option Period shall end one year after the date of death or on the Termination Date, whichever shall first occur, and Optionee’s executor or administrator or the person or persons to whom Optionee’s rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option only to the extent exercisable under paragraph 4 on the date of Optionee’s death.

(c) If Optionee’s employment is terminated by reason of disability (within the meaning of Section 422(c)(6) of the Code), the Option Period shall end one year after the date of Optionee’s cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date of Optionee’s cessation of employment.

4. Vesting of Right to Exercise Options.

(a) Subject to other limitations contained in this Agreement, the option shall vest and become exercisable by the Optionee at the rate of one-fourth per year on the first day of each successive twelve-month period for a four-year period beginning one year from the Grant Date.

(b) Any portion of the option that is not exercised shall accumulate and may be exercised at any time during the Option Period prior to the Termination Date. No partial exercise of this option may be for less than 5 percent of the total number of shares then available under this option. In no event shall the Company be required to issue fractional shares.

5. Method of Exercise. Optionee may exercise the option with respect to all or any part of the shares of Stock then subject to such exercise by giving the Company written notice of such exercise in the form attached as Attachment A (or such other form as the Board or a Committee appointed by the Board may hereafter designate) specifying the number of such shares as to which this option is exercised. After the Company receives such notice, the Stock shall be delivered upon satisfaction of applicable withholding taxes as provided in paragraph 14 and receipt by the Company of either (a) payment in an amount equal to the Option Price of such shares in the form of a cashier’s check, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States; or (b) authorization to the Company to cancel the option (or the portion of such option being exercised) in consideration for delivery of shares of Stock having a fair market value equal to the excess of the fair market value of all of the Stock subject to such option (or exercised portion thereof) over the Option Price thereof.

6. Adjustments and Corporate Transactions.

(a) If there should be any change in a class of Stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent) or other change in the corporate structure of the Company, the Company may make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares of such Stock subject to this option and in the price per share. Any adjustment made pursuant to this paragraph 6 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire a number of shares of such Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such Stock equal to the number of shares subject to this option.

(b) For purposes of this paragraph 6, a “Corporate Transaction” shall include any of the following stockholder approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company’s incorporation;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger; or

(iv) a dissolution or liquidation of the Company.

(c) In the event of any Corporate Transaction, this option shall terminate as of the closing of the Corporate Transaction to the extent unexercised, unless assumed by the successor corporation or its parent company, pursuant to options providing substantially equal value and having substantially equivalent provisions as the options granted pursuant to this Agreement.

7. Limitations on Transfer. This option shall, during Optionee’s lifetime, be exercisable only by Optionee, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

8. No Stockholder Rights. Neither Optionee nor any person entitled to exercise Optionee’s rights in the event of his death shall have any of the rights of a stockholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

9. Notice. Any notice required to be given under the terms of this Agreement shall be addressed to the Company at its principal executive offices located at 2950 South Industrial Road, Las Vegas, Nevada 89109 Attn: Stock Option Administrator, and any notice to be given to Optionee shall be addressed to him at the address given by him beneath his signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given upon personal delivery, notification by telefacsimile with confirmation of receipt, or when enclosed in an envelope addressed as provided above, and registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

10. Board Decisions Conclusive. All decisions of the Board (or a Committee appointed by the Board) upon any question arising under the Plan or under this Agreement shall be conclusive.

11. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, “Optionee” as used in this Agreement shall include Optionee’s executor, administrator or other legal representative or the person or persons to whom Optionee’s rights pass by will or the applicable laws of descent and distribution.

12. Withholding. Shares of Stock to be issued upon exercise of this option shall only be issued to an Optionee upon satisfaction of any income and employment tax withholding obligations which may be imposed under the Code or applicable state tax law.

13. Nevada Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Nevada.

IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf, and Optionee has hereunto set his hand as of the day and year first above written.

BOYD GAMING CORPORATION

By
William S. Boyd

Its	Chairman of the Board and
Chief Executive Officer

OPTIONEE:

(Signature)

(Printed Name)

Address:

ATTACHMENT A

NOTICE OF EXERCISE

To:	Boyd Gaming Corporation

Attn:	Stock Option Administrator

Subject:	Notice of Intention to Exercise Stock Option

This is official notice that the undersigned (“Optionee”) intends to exercise                      shares granted on                      of Boyd Gaming Corporation Common Stock, under and pursuant to the Boyd Gaming Corporation 1993 Director’s Non-Qualified Stock Option Plan and the Stock Option Agreement with an option price of $                 per share.

Method of Exercise (select one)

(a) ☐	Cashier’s check, certified check, bank draft or postal or express money order

(b) ☐	I hereby authorize the Company to cancel my option to the extent of the number of shares listed above and issue to me shares having a fair market value equal to the difference between the fair market value and option price of such number of shares

(c) ☐	Cashless exercise through stockbroker

The shares should be issued as follows (If method A or B is selected):

Name:

Address:

BROKERAGE ACCOUNT INFORMATION

Do you currently have a brokerage account?                     YES ☐    NO ☐

If yes, please complete the following:

Name on Account:                                                                                                Account #:

Brokerage Firm & Contact:

Brokerage Address:                                                                                   City:

State:                                     Zip:                                    Phone:                                              Fax:

Signed:                                          Dated: